Exhibit 10.10

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English translation of the executed copy

National Agency Agreement for Tietai

Party A: Shenyang Borui Pharmaceutical Co., Ltd

Party B: Liaoning Sunshine Pharmaceutical Co., Ltd

In accordance with the relevant Chinese laws and regulations, Chengdu Borui Pharmaceutical Technology and Development Co., Ltd (hereinafter referred to as Party A) and Liaoning Sunshine Pharmaceutical Co., Ltd (hereinafter referred to as Party B), for the purpose of taking full advantages of each party and exploiting more market opportunities, have reached this agreement on the basis of mutual benefits and common development through friendly negotiations of both parties.

1.	Party A entrusts Party B to take charge of selling and marketing Party A’s product Tietai (Iron Sucrose Injection) as the national sole agent. Party A shall not sell this product to any third-party during the term of this agreement.

2.	The specifications of the product contemplated hereunder (hereinafter referred to as the Product, the prices include tax, denominated in RMB Yuan):

Name	Specifications	Unit	Wholesale Price	Retail Unit Price	Supply Unit Price	Best before
Tietai Iron Sucrose Injection	0.1g Iron & 1.6g Sucrose: 5 ml	Dose	85.21	98	***	Within 2 years

3.	Agency Period: from May 1st, 2006 to July 30th, 2011, during which a period starting from May 2006 to July 2006 shall be the period for market succession and no sales target shall be imposed.

4.	Market succession. Market succession shall take place within three months after the date of this agreement. During such period, Party A shall provide the signed regional agency agreement and assist Party B in its coordination with existing regional agents. Party B may continue to retain those regional agents in those regions where such agency is well-performed or withdraw the same through mutual consultations after due compensation. Those regional agents that have failed to perform its agency shall be terminated as provided thereunder and the sales in such region shall be taken over by Party B. All the inventories at the place of the agents, commercial sites and hospitals shall be recorded as Party B’s sales volume after the succession period.

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5.	The sales target and schedule of the agency:

1)	Party B shall guarantee its purchase quantity up to 300,000 pieces of injection, with 30,000 pieces as the first purchase from August 2006 to July 2007 (i.e. the first agency year).

2)	The sales target of the second agency year will be agreed upon as supplemental provisions hereto through the consultations of both parties within 6 months after date of this agreement.

3)	The annual sales target of the years during the rest of the agency period will be determined according to, among other things, the sales volume of the previous year, the market potentials and developments, and will be written into the supplemental provisions hereto through the consultations of both parties.

6.	The deposit and its use: After signing this agreement, Party B will pay RMB *** as deposit. The deposit shall be used as follows:

1)	In connection with assessment of the sales volume (periodical sales targets, periodical IMS market share):

If Party B achieves more than 90% of the sales target in the first agency year, the deposit will not be deducted by the Party A. If Party B achieves less than 90% but more than 60% of the sales target, the deposit will be deducted pro rata based on the unachieved sales volume. For instance, if Party B achieves 80% of the sales target, then 20% of the deposit will be deducted. If Party B achieves no more than 60% of the sales target, all its deposit will be deducted.

At the same time Party B shall make up for the deducted part of deposit upon to RMB ***.

In the following agency year, if Party B over-fulfils the sales target and the over-fulfilled part of sales volume (over the annual sales target of that year) set offs the unachieved part of sales volume in the first agency year or its previous year, Party A shall refund the deducted deposit to Party B.

If Party B fulfills the annual sales target at least for two consecutive agency years, Party A shall refund all the deposit (including the deducted part) to Party B on the day of such achievement and shall not charge deposit from Party B again during the rest of the agency period.

If the medical market is adversely affected by any change of government regulations and government guided prices, and consequently causes Party B’s failure to achieve the annual sales target, Party A shall take the circumstances into consideration and reduce the deduction of deposit.

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If IMS data indicates that Tietai has no less than the second largest market share for the like products (vena iron preparations), Party A shall take the circumstances into consideration and reduce the deduction of deposit.

2)	Party B’s breach of agreement in other aspects.

3)	Party B shall comply with the Chinese national laws and regulations.

4)	Party B shall favorably hand over the markets upon the expiry of the agency period.

7.	No credit facility. Payment shall be made by the parties upon delivery.

8.	Delivery terms:

1)	Party B shall fill the purchase form affixed with Party B’s seal or contract seal and fax the same together with the TMO telegraph money order to Party A.

2)	Party A shall deliver the product to the place designated by the Party B within 3 working days after receipt of the payment and ensure that the product be received by Party B within 10 days.

3)	If Party B places the order one month in advance, Party A shall guarantee that the shelf period of the product is no less than 21 months. In other circumstances, the shelf period of the product shall be no less than 18 months.

9.	The rights and duties of both parties:

1)	The rights and duties of Party A:

a.	The quality of the product supplied by Party A shall be in accordance with the national quality standards. If any economic or legal liabilities result from the bad quality of the product, Party A shall unconditionally refund Party B and recall the bad quality product.

b.	Party A is prohibited from supplying the Product to other unit or individual in the agency region of Party B. If it happens, Party A shall compensate Party B an amount equivalent to the retail unit price listed above multiplied by average sales volume in the respective region to Party B, and shall also cease such act immediately. Party A shall indicate the product number on the packing of the product (large size and middle size) for ease of management by Party B.

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c.	Party A has the responsibility to provide the full essential information, including without limitation the approval certificate of the product, new medicine certificate, information relating to the local commodity prices and enterprises’ GMP, non-market-oriented tendentious data, in each case relating to the product and its manufacturer to Party B for market exploitation of the product.

d.	Party A has the responsibility to promptly provide the product index and the files and information of the medical insurance to Party B.

e.	Party A has the responsibility to ensure the safe delivery of the product. After the confirmation of the logistic company, Party B may request for any damages caused by the improper delivery from Party A in 15 days after receipt of the product.

f.	If Party A needs to do clinic experiments for scientific research, it shall consult with Party B and formulate plans jointly.

2)	The rights and duties of Party B:

a.	Party B shall do all its best to exploit the relevant market and fulfill the sales target set herein. Party B has right to freely develop its own sales methods.
b.	Party B shall be responsible for the price, medical insurance and public biding of the product.

c.	Party B has the responsibility to send market feedback and the use of the product to Party A and keep Party A duly informed of the market conditions of the product.

d.	Party B shall legally manage and keep in confidence the product technology information offered by Party A. Party B shall be liable for any violation of the laws or disclosure of confidential information in breach of this agreement.

e.	Party B shall consult with Party A if it needs to take clinic experiments for extending the market and formulate plans jointly. The samples needed in the clinic experiments shall be supplied by Party A, and all copyrights of the clinic observation results, research papers, relevant books belong to Party A. Party B has the access to use them during the agency period.

f.	Party B will have the priority to renew the contract and obtain the agency of other new products, provided that it can duly perform this agreement and achieve the sales target set herein.

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10.	Both parties need to organize the special consultation team for the mutual communication and information exchange, and notify or report in writing to the sales principals of both parties.

11.	Termination of the agreement:

Any party has the right to terminate this agreement if:

1)	The agreement can not be performed because of any force majeure;

2)	Party A has the right to terminate this agreement if Party B violates Article 5 herein and fail to fulfill the sales task or achieve the sales target.

3)	Party A has the right to terminate this agreement if Party B sells similar competitive product in the agent regions.

4)	Party B has the right to terminate this agreement if the quality problems of the product supplied by Party A have damaged the interests of Party B.

Any party terminating this agreement according to the above conditions shall notify the other party in writing. The date of the termination will be the day that the termination notice is received by the other party.

12.	Incentive scheme: If Party B successfully achieves the sales target by 100%, Party A will pay Party B RMB One Yuan per piece as bonus for the over-fulfilled sales part. These prizes can be used as the payment for the product or in the form of return of profit.

13.	Liabilities for breach of contract: Both parties shall comply with each of the provisions under this agreement. Any party in breach of this agreement shall be liable for any damages of the other party subject to arbitration at the other party’s domicile.

14.	For any issue not covered herein, the parties can negotiate by mutual benefit to an agreement and sign supplemental agreements. If agreement is not made and dispute is caused, such dispute shall be settled by the court or arbitral committee at the place where this agreement is signed.

15.	This agreement is signed in duplicate and each party shall keep one copy. This agreement shall be effective when it is sealed by both parties and Party B starts the purchase.

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Party A: Shenyang Borui Pharmaceutical Co., Ltd

Legal representative:

Authorized Agent: /s/ Gang Wu

Address:

Zip code:

Tel:

Fax:

(Sealed by Shenyang Borui Pharmaceutical Co., Ltd)

Party B: Liaoning Sunshine Pharmaceutical Co., Ltd

Legal representative:

Authorized Agent: /s/ Hognbing Wei

Address:

Zip code: 110027

Tel: 024-25811820

Fax: 024-25811821

(Sealed by Liaoning Sunshine Pharmaceutical Co., Ltd)

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National Agency Agreement of Tietai

Supplemental Memo

Party A: Shenyang Borui Pharmaceutical Co., Ltd

Party B: Liaoning Sunshine Pharmaceutical Co., Ltd

The following supplemental memo is reached by the both parties on the basis of the National Agency Agreement of Tietai.

1.	The term of the agency agreement is from June 1st, 2006 to Aug 31st, 2011. The first two months therein shall be market succession period and consequently the terms under the agency agreement shall be extended for one month.

2.	The agreement shall be effective upon Party A’s receipt of Party B’s deposit. The first purchase quantity is 15,000 pieces.

3.	Within one week after the effectiveness of the agreement, Party A shall duly provide the following information to Party B:

1)	the delivery details after the product is launched into the market, including, among other things, the date, name of the customers, quantities, prices, and approval number.

2)	copies of the contracts or agreements that Party A signed with the regional agents and the contact information including, among other things, name, address and telephone number of each regional agent.
3)	detailed information about the bidding, winner of the bidding, bidding prices for places where the bidding process has been launched, and the existing price information (retail prices).

4.	During the market succession period, both parties shall confirm the inventories at the place of the regional agents, dealers and hospitals. The data of the inventories shall be confirmed by regional agents and Party B by signature and seal. Consumption of the inventories shall be subject to agreement between Party A and regional agents.

5.	Party B shall provide monthly, regional and annual sales plan (sales target) to Party A at the 4th month after the date of this agreement.

6.	Both parties shall confirm their representatives that are in charge of this project and his contact information, so as to ensure smooth communication about the logistics, quality, sales and marketing between each party as soon as possible.

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7.	Party B shall place the order one month in advance so as to ensure timely production by Party A to avoid product shortage on the market. Meanwhile, Party A shall have a reasonable stock of 20,000 pieces.

8.	Any regional agent that signed the contracts with Party A shall maintain the agency after the confirmation of the three parties. In this case, Party A should transfer the deposit obtained from the regional agent to Party B.

9.	This agreement constitutes a supplementary document to the National Agency Agreement of Tietai. If any conflict exists between these two agreements, this agreement shall prevail.

Party A: Shenyang Borui Pharmaceutical Co., Ltd

Legal representative:

Authorized Agent:

Address:

Zip code:

Tel: 024-24159443

Fax: 024-24159533

(Sealed by Shenyang Borui Pharmaceutical Co., Ltd)

Party B: Liaoning Sunshine Pharmaceutical Co., Ltd

Legal representative:

Authorized Agent:

Address:

Zip code: 110027

Tel: 024-25811820

Fax: 024-25811821

(Sealed by Liaoning Sunshine Pharmaceutical Co., Ltd)

CONFIDENTIAL TREATMENT

B-1